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                                                                 EXHIBIT 10.14






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                          PULITZER PUBLISHING COMPANY
                  SENIOR EXECUTIVE DEFERRED COMPENSATION PLAN


     Purpose. The purposes of the Plan are to permit senior executives to accumulate additional retirement savings through elective deferrals of all or a portion of their annual bonuses and to facilitate mandatory compensation deferrals to the extent necessary to avoid the annual limitation on deductibility of executive compensation prescribed by Section 162(m) of the Internal Revenue Code of 1986 (the "Code").
     Definitions.
     (a) "Account" means the bookkeeping account maintained by the Company or an Affiliate to reflect a Participant's interest under the Plan.
     (b) "Affiliate" means any entity (whether or not incorporated) 50% or more of the value of the equity interests of which is owned by the Company.
     (c) "Beneficiary" means the person or persons designated hereunder to receive the unpaid amount in a Participant's Account upon the Participant's death.
     (d) "Board" means the Board of Directors of the Company.
     (e) "Change in Control" means (i) the consummation of (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (ii) the approval by the stockholders of the Company of any plan or proposal for liquidation or dissolution of the Company, or (iii) any person's (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), becoming the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 40% or more of the Company's outstanding Common Stock other than pursuant to a plan or arrangement entered into by such person and the Company, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of the Company ceasing for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.
     (f) "Company" means Pulitzer Publishing Company.
     (g) "Committee" means the Compensation Committee of the Board.
     (h) "Participant" means an individual for whom an Account is maintained under the Plan.
     (i) "Plan" means the deferred compensation plan as set forth herein and any amendments thereto.
     2. Administration. The Committee, acting in its sole and absolute discretion, will have full power and authority to interpret, construe and apply the provisions of the Plan and to take such action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee will constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. A member of the Committee who is also a Participant may not act or vote on any matter before the Committee which relates to the distribution of his or her Account. The Committee will keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan. The Company shall indemnify and hold harmless each member of the Committee and any employee or director of the Company or an Affiliate to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or gross misconduct.
     3. Eligibility. Elective deferrals may be made under the Plan by any person who is a member of the senior management of the Company (including any executive officer with the title of Senior Vice President or higher), and by any other executive officer of the Company or of an Affiliate who is designated by the Committee as being eligible, provided, however, that such other officer is a member of a select group of management or other highly compensated employees of the Company or an Affiliate within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA").
     4. Bonus Deferrals. An eligible executive may elect in writing to defer under the Plan all or any portion of his or her annual bonus. Unless the Committee determines otherwise, an individual's bonus deferral election must be

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received by the Company before the beginning of the year in which the bonus is earned, and, once made, the election is irrevocable. The Committee may impose limitations on the amount or percentage of an individual's bonus deferral for any year. The Committee will prescribe a form to be used for making annual bonus deferral elections. The payment of an executive's bonus will automatically be deferred under the Plan if and to the extent necessary to enable the Company (or an Affiliate) to avoid the limitation on deductibility of the executive's compensation imposed by Section 162(m) of the Code.
     5. Participants' Accounts. An Account will be established in the name of each Participant. The Account will be credited with the amount(s) of the Participant's bonus(es) deferred hereunder. Bonus deferral credits will be made to a Participant's Account as of the January 1 of the year following the year in which the Participant's bonus is earned. A Participant's Account will also be credited with interest until the date the Account is distributed at an annual rate equal to the one-year treasury rate in effect at the beginning of each year.
     6. Payment of Accounts. The amount of a Participant's Account will be payable by the Company (or by an Affiliate if the Participant's deferred bonus would otherwise have been payable by the Affiliate) to the Participant (or the Participant's Beneficiary) in a single sum cash payment as soon as practicable following the date of the Participant's termination of employment with the Company and its Affiliates (or following the Participant's death prior to the distribution of the Participant's Account). Payment may be deferred until the first day of the year following the year of the Participant's termination of employment if and to the extent such deferral is necessary in order to enable the Company and its Affiliates to avoid the executive compensation deduction limitation of Section 162(m) of the Code. The Board or the Committee may permit or require a Participant to receive all or part of the Participant's Account prior to the Participant's termination of employment (or death) and/or may permit or require a Participant (or Beneficiary) to receive all or part of the Participant's Account in the form of an installment payout, in either case subject to such conditions as the Board or the Committee deems appropriate (including, for example, a retroactive reduction of the rate of interest credited to a Participant's Account or a suspension of future deferral elections in the case of a permitted early distribution). If the Board or the Committee requires an installment payout of a Participant's Account, then payment must be made in substantially equal installments not less frequently than quarterly over a period not to exceed three years from the first day of the calendar year following the year of the Participant's termination of employment (or the deceased Participant's death).
     7. Beneficiary Designations. A Participant may designate a Beneficiary by written notice filed with the Committee and may change his or her Beneficiary designation at any time by designating a new Beneficiary in the same manner, and no notice need be given to any prior designated Beneficiary. If no designated Beneficiary shall survive a deceased Participant, then payment of the balance of the deceased Participant's Account will be made to the deceased Participant's estate.
     8. Unsecured Claims. The obligations of the Company or an Affiliate to pay Participants' Account balances under the Plan shall be unsecured and unfunded. Neither the Company nor an Affiliate will have an obligation to segregate assets, make investments or otherwise fund those obligations. Any investments made by the Company or an Affiliate in contemplation of the satisfaction of its obligations under the Plan will be the sole property of the Company or the Affiliate, as the case may be, subject to the claims of the Company's or the Affiliate's creditors generally, and no Participant or Beneficiary will have an interest therein other than as an unsecured creditor of the Company or the Affiliate.
     9. Anti-Alienation. A Participant or Beneficiary may not transfer or assign in any manner whatsoever his or her right to receive payments under the Plan, and any attempted transfer or assignment will be void. Notwithstanding the preceding sentence, if a Participant or Beneficiary becomes entitled to receive a payment under the Plan and if, at such time, the Participant then owes money to the Company or an Affiliate, then the Company or Affiliate, as the case may be, shall have the right of offset against any such payments otherwise due hereunder.
     10. Change in Control. In the event of a Change in Control, the Company shall cause to be set aside funds equal to the aggregate amounts credited to Participants' (and Beneficiaries') Accounts under the Plan and, immediately prior to the Change in Control, the Company shall cause the amount which is so set aside to be paid to the trustee of an irrevocable trust for the benefit of the Participants (and Beneficiaries). The assets of the trust will be subject to the claims of the Company's (and, to the extent applicable, an Affiliate's) creditors in the event of the Company's (or Affiliate's) insolvency. The trustee of said trust will continue to maintain the Accounts in accordance with the provisions hereof and will pay the Account balances to the Participants (and Beneficiaries) when and as required or permitted hereby, provided, however, that no Participant or Beneficiary will be required to receive payment in the form of an installment payout following a Change in Control. The transfer of funds to the trust will be made only to the extent that Participants' (and Beneficiaries') Accounts are not paid out prior to the Change in Control. If and to the extent necessary in order to satisfy the provisions hereof, the Company shall cause the trust to be established prior to a Change in Control; and the trustee of the trust shall be a bank, trust company or other financial institution.

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     11. No Additional Rights.  Bonus compensation is and will be granted, if at all, in the sole discretion of the Company and its Affiliates. Nothing in the Plan will be deemed to confer upon any employee of the Company or an Affiliate the right to be granted a bonus in any year or the right to continued employment or service with the Company and its Affiliates.
     12. Amendment and Termination. The Board may amend or terminate the Plan at anytime; provided, however, that no amendment may adversely affect the amounts theretofore credited to Participants' Accounts or reduce the rate of interest to be credited in the future with respect to prior deferrals then credited to the Participants' Accounts. If the Plan is terminated, no further deferrals will be permitted, and the Board may permit the immediate payout of the Participants' Accounts or provide for the future payment of those Accounts in accordance with the provisions of the Plan as if the Plan had continued.
     13. Governing Law. The Plan shall be governed by the laws of the State of Missouri.
     14. Finality of Decisions. Any decision or determination made by the Board pursuant to the provisions of the Plan, and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee shall be final and binding on all persons.



                                   PULITZER PUBLISHING COMPANY



                                   By: /s/ Ronald H. Ridgway
                                   -------------------------------
                                   Senior Vice President - Finance

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                            BONUS DEFERRAL ELECTION


     In accordance with the Pulitzer Publishing Company Senior Executive Deferred Compensation Plan (the "Plan"), I hereby elect to defer receipt of the following portion of the bonus, if any, which is earned by me for calendar year 1995:

(Complete 1, 2 or 3)
      1.   _______ percent of the bonus

                                     OR

      2.   _______ percent of the bonus in excess of $_____________

                                     OR

      3.  $______________


I understand that the amount deferred, together with interest accrued thereon, will be payable following the termination of my employment in accordance with the terms and provisions of the Plan, a copy of which has previously been furnished to me.

                                   ________________________________
                                   Please Print Name



       Dated: _______________________  _________________________________
                                             Signature




                                Company Receipt
     The Company hereby acknowledges receipt of and consents to the foregoing election.

                                              PULITZER PUBLISHING COMPANY


Dated: ________________                 By: __________________________________


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